JOHN HANCOCK INVESTMENT TRUST

                      John Hancock Sovereign Investors Fund
                    Redesignation of existing Class R Shares

                  John Hancock Small Cap Intrinsic Value Fund,
                Establishment and Designation of Class NAV Shares

                    Redesignation of existing Class R Shares

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust (the "Trust"), acting pursuant to Section 8.3 (b) of the Amended and Restated Declaration of Trust of the Trust dated March 8, 2005 (the "Declaration of Trust") do hereby redesignate Class R shares of the John Hancock Sovereign Investors Fund (the "Fund") effective February 14, 2007 as follows:

1. Class R shares of beneficial interest of the Fund are redesignated "Class R1" shares.


                Establishment and Designation of Class NAV Shares

     The undersigned, being a majority of the Trustees of the Trust acting pursuant to Sections 5.1 and 5.11 of the Declaration of Trust do hereby establish and designate an additional class of shares of John Hancock Small Cap Intrinsic Value Fund (the "Fund"), effective February 14, 2007, as follows:

     1. The additional class of Shares of the Fund established and designated hereby is "Class NAV Shares".

     2. Class NAV Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The purchase price of Class NAV Shares, the method of determining the net asset value of Class NAV Shares, and the relative dividend rights of holders of Class NAV Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

                            Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of the Trust acting pursuant to Section 8.3 of the Declaration of Trust, do hereby amend Section 5.11, effective February 14, 2007, as follows:

     1. Section 5.11 (a) shall be deleted and replaced with the following:
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     Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Balanced Fund, John Hancock Global Opportunities Fund and John Hancock Large Cap Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares and Class I Shares; John Hancock Small Cap Intrinsic Value Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV Shares; and John Hancock Sovereign Investors Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class R1 Shares (the "Existing Series").

     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective February 14, 2007.

     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of February, 2007.

/s/ James R. Boyle                            /s/ Charles L. Ladner
-----------------------------                 -----------------------------
James R. Boyle                                Charles L. Ladner

/s/ James F. Carlin                           /s/ John A. Moore
-----------------------------                 -----------------------------
James F. Carlin                               John A. Moore

/s/ Richard P. Chapman, Jr.                   /s/ Patti McGill Peterson
-----------------------------                 -----------------------------
Richard P. Chapman, Jr.                       Patti McGill Peterson

/s/ William H. Cunningham                     /s/ Steven R. Pruchansky
-----------------------------                 -----------------------------
William H. Cunningham                         Steven R. Pruchansky

/s/ Ronald R. Dion
-----------------------------
Ronald R. Dion

The Amended and Restated Declaration of Trust of the Trust, dated March 8, 2005, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.